Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ZipRecruiter, Inc. of our report dated March 3, 2022 relating to the financial statements, which appears in ZipRecruiter, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 3, 2022